Exhibit (32)(b)

Certification of Chief Financial Officer Pursuant to 18 U.S.C. § 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Republic Bancorp Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2003	/s/ Thomas F. Menacher Name: Thomas F. Menacher
Title: Executive Vice President, Treasurer and Chief Financial Officer

The foregoing certification accompanies the filing and is being furnished solely pursuant to 18 U.S.C. § 1350.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Republic Bancorp Inc. and will be retained by Republic Bancorp Inc. and furnished to the Securities and Exchange Commission or its staff upon request.